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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-139103) and related Prospectus of CompBenefits Corporation for the registration of 000,000,000 shares of its common stock.


                                     /s/ Ernst & Young LLP



Atlanta, Georgia
January 12, 2007